                                                                EXHIBIT 10.9(10)

                         CHART HOUSE ENTERPRISES,INC.

                           1996 NONEMPLOYEE DIRECTOR
                            STOCK COMPENSATION PLAN


1. PURPOSE. Chart House Enterprises, Inc., a Delaware corporation (the "Company"), has adopted this 1996 Nonemployee Director Stock Compensation Plan (the "Plan"), as set forth in this document. The purposes of this Plan are to:

(a) Advance the interests of the Company and its stockholders by improving the Company's ability to attract and retain highly qualified persons to serve as Nonemployee Directors of the Company;

(b) Align Nonemployee Directors' personal interests more closely with those of stockholders of the Company;

(c) Promote ownership by Nonemployee Directors of a greater proprietary interest in the Company; and

(d) The Plan provides Nonemployee Directors the opportunity to elect to receive Chart House Enterprises stock and stock options in lieu of cash compensation paid for service on the Board of Directors. Directors who elect to participate in this Plan will receive:

     (i) Shares of Chart House Enterprises, Inc. common stock in an amount equal to the value of cash compensation otherwise paid for attendance at meetings of the Board and its Committees; and

     (ii) An option to purchase shares of Chart House Enterprises, Inc. common stock.


2. DEFINITIONS. Where the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

(a)  "Board" means the Board of Directors of the Company.

(b) "Change of Control" shall be deemed to have occurred if (i) the percentage of the voting stock of the Company owned by one or more persons ("person" as that term is defined for purposes of Sections 13(d) and 14(d) of the Exchange Act) or entities becomes more than fifty percent (50%) of the outstanding shares of Common Stock (determined on the basis of all outstanding stock of the Company and not just with regard to a percentage increase of such persons or entities over their prior interest), whether such increase occurs by way of a merger, consolidation, redemption, direct transfer, or sale of stock or otherwise, (ii) as a result of or in connection with any tender or exchange offer, any contested election of directors or any combination thereof, the persons who were directors of the Company immediately before such tender or exchange offer, contested election or combination thereof cease to constitute a majority of the Board, (iii) the stockholders of the Company approve a plan of complete liquidation of the Company, or (iv) the stockholders of the Company approve an agreement for the sale or disposition of all or substantially all of the assets of the Company.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries or (B) any company which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

     Notwithstanding anything to the contrary set forth in this definition, if a transaction that would otherwise create or result in a "Change in Control" of the Company pursuant to subsection (ii) above is approved by the affirmative vote of not less than two thirds of the members of the Board, who are members of the Board immediately prior to such transaction, then no Change in Control of the Company shall be deemed to have occurred for the purposes of this Plan.

(c) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.

(d) "Common Stock" means the Common Stock of the Company, par value $0.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Common Stock.

(e) "Compensation" means any cash remuneration earned by a Nonemployee Director including but not limited to annual retainer fees for service on the Board or a Board Committee, fees for attending a meeting of the Board or a Board Committee, and any other fees paid to Nonemployee Directors as determined by the Board, but excluding any reimbursement of expenses incurred in connection with meeting attendance.

(f)  "Company" means Chart House Enterprises, Inc. or any successor thereto.

(g)  "Director" means a member of the Board.

(h) "Employee" means any officer or other regular full-time employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

(i) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

(j) "Fair Market Value" of Stock means as of any given date, (i) the closing sale price of a share of Stock on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith and considering all relevant and available information and data.

(k) "Nonemployee Director" means any member of the Board who is not an Employee of the Company or a Subsidiary.

(l) "Option" means the right, granted to a Director under Section 7, to purchase a specified number of shares of Stock at the specified exercise price for a specified period of time under the Plan. All Options granted under the Plan will be nonqualified stock options.

(m) "Participant" means each Nonemployee Director who elects to participate in the Plan in accordance with the terms of the Plan.

(n)  "Plan" means the 1996 Nonemployee Director Stock Compensation Plan.

(o) "Rule 16b-3" means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(p)  "Stock" means the Common Stock of the Company as defined in this Section 2.

(q) "Subsidiary" means any corporation, as defined in Section 424(f) of the Code in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r) "Termination of Board Service" means the time when a Director ceases to be a member of the Board for any reason, including, but not by way of limitation, a termination by resignation, expiration of term, removal (with or without cause), retirement or death.

3.   SHARES AVAILABLE UNDER THE PLAN.  Subject to adjustment as provided in
     Section 8, the total number of shares of Stock reserved and available for issuance under the Plan is fifty thousand (50,000). Such shares may be authorized but unissued shares, treasury shares, or shares acquired in the market for the account of the Participant, or a combination thereof.

4. ADMINISTRATION OF THE PLAN. The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee shall have the full power, discretion, and authority to interpret and administer the Plan consistent with the Plan provisions; provided, however, in no event shall the Committee have the power to determine the persons eligible to participate in the Plan or the number, price, or timing of Options to be granted under the Plan, all such determinations being automatic pursuant to Plan provisions. Any action taken by the Committee with respect to the administration of the Plan which would result in any Nonemployee Director ceasing to be a "disinterested person" for purposes of any other plan maintained by the Company within the meaning of Rule 16b-3 of the Exchange Act or which would result in a Nonemployee Director ceasing to be an "outside director" within the meaning of Section 162(m) of the Code shall be null and void.

5. ELIGIBILITY. Each Director of the Company who, on any date on which Compensation is to be paid which could be received in the form of Stock under Section 6 and a Stock Option under Section 7, is not an Employee of the Company will be eligible, at such date, to be granted shares of Stock under Section 6 and to receive a Stock Option under Section 7, subject to the election requirements of Section 7(a).

     No person other than those specified in this Section 5 will be eligible to participate in the Plan.

6. RECEIPT OF STOCK IN LIEU OF COMPENSATION. Each Nonemployee Director of the Company may, in lieu of receipt of Compensation in his or her capacity as a Nonemployee Director in cash, receive such Compensation in the form of Stock in accordance with this Section 6; provided, however, that such Nonemployee Director is eligible to do so under Section 5 at the date any such Compensation is otherwise payable.

(a) ELECTION TO RECEIVE STOCK. Each Nonemployee Director who elects to receive Compensation for a given calendar year in the form of Stock for such year must file an irrevocable written election with the Secretary of the Company no later than six months before the due date for the first Compensation payment during such calendar year, and in no event later than December 31 of the year preceding such calendar year. A Nonemployee Director may execute an election with the Company to receive the payment of all of the Compensation payable for services as a Nonemployee Director through completion of a Stock Payment Form or any substantially similar document to be delivered to and be subject to acceptance by the Secretary of the Company.

     Certain elections may not result in receipt of Stock for a six-month period, as provided in Section 10(b).

     The election to receive Stock shall remain in effect until terminated or changed as provided herein. An election by a Director shall be deemed to be continuing and therefore applicable to subsequent Plan years unless the Director revokes or changes such election by filing a new election form by the due date for such form specified in this Section 6(a). Any such termination or change in the amount to be paid in Stock shall be effective only with respect to Compensation payable for services as a Nonemployee Director on or after the first day of the next succeeding calendar year, subject to Section 10(b) below.

(b) PAYMENT OF COMPENSATION IN THE FORM OF STOCK. At any date on which Compensation is payable to a Participant who has elected to receive such Compensation in the form of Stock, the Company will issue to such Participant, or to an account maintained by a third party and designated by such Participant, a number of shares of Stock having an aggregate Fair Market Value at that date equal to the Compensation, or as nearly as possible equal to the Compensation (but in no event greater than the Compensation), that would have been payable at such date but for the Participant's election to receive Stock in lieu thereof. Any fractional shares resulting from this calculation will be payable in cash to the Participant.

(c)  RESTRICTIONS ON STOCK RECEIVED IN LIEU OF CASH COMPENSATION.   Stock
     received in lieu of Compensation may not be sold, transferred, encumbered, or hypothecated for a period of six months following the date of receipt.

(d) NONFORFEITABILITY. The interest of each Participant in any Compensation paid in the form of Stock at all times will be nonforfeitable.

7. GRANT OF STOCK OPTIONS. Subject to the terms and provisions of the Plan, each Nonemployee Director who elects to participate in the Plan for a given year will receive a grant of Options to purchase the Company's Stock.

(a) OPTION GRANT. As of the date of each Annual Meeting of Stockholders of the Company after the Effective Date, an Option to purchase two thousand five hundred (2,500) shares will be granted to each Nonemployee Director elected to such office on such date or continuing in such office who has elected to participate in this Plan.

(b) OPTION VESTING SCHEDULE. Stock Options granted will become exercisable based on the following vesting schedule:

     (i) On or after the first anniversary date of any Option grant, the Nonemployee Director may purchase up to fifty percent (50%) of the shares covered by the Option, subject to and in accordance with the Plan provisions;

     (ii) On or after the second anniversary date of any Option grant, the Nonemployee Director may purchase up to an additional fifty percent (50%) of the shares covered by the Option, subject to and in accordance with the Plan provisions.

(c) TERMINATION OF SERVICE. In the event of the Termination of Board service of a Nonemployee Director, all outstanding Options granted to such Nonemployee Director through the annual grant of stock options will expire at the earliest of:

     (i) One year after the Optionee ceases serving as a Director due to death or disability, or

     (ii) Six (6) months after the Optionee ceases serving as a Director for any other reason except that, if the Optionee dies during the one year or six month post-termination period, such period shall be extended until the date one year after the Optionee's death but in no event more than ten (10) years after the date of grant.

(d) PAYMENT OF EXERCISE PRICE. At the time of exercise, the Optionee shall make full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, at the discretion of the Committee the terms of the Options may (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law. The Committee may, in its discretion, adopt regulations relating to payment of the Option exercise price with previously acquired shares.

8.   ADJUSTMENT PROVISIONS

(a) CORPORATE TRANSACTIONS AND EVENTS. In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, stock dividend, other extraordinary dividend having a value in excess of 150% of the aggregate quarterly dividends paid during the 12-month period preceding the record date therefor, liquidation, dissolution, or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order the prevent dilution or enlargement of each Participant's rights under the Plan, then an adjustment shall be made, in a manner that is proportionate to the change to the Stock and otherwise equitable in the number and kind of shares of Stock remaining available for issuance under the Plan. The foregoing notwithstanding, no adjustment may be made hereunder except as will be necessary to maintain the proportionate interest of the Participant under the Plan.

(b) CHANGE IN CONTROL. Upon the occurrence of a Change in Control, unless specifically prohibited by the terms of applicable law or regulation, any and all Options granted hereunder shall become immediately exercisable.

(c) INSUFFICIENT NUMBER OF SHARES. If at any date an insufficient number of shares of Stock are available under the Plan for the receipt of Compensation in the form of Stock at that date, Compensation shall be paid in the form of Stock proportionately among Nonemployee Directors who are eligible to participate and who have elected to receive Stock in lieu of cash Compensation to the extent shares are then available under Section 3.

(d) CHANGES TO THE PLAN. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan without the consent of stockholders or Participants, except that any amendment or alteration will be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by federal or state law or regulation or the rules of any stock exchange or automated quotation system or any regulatory body having jurisdiction thereto, and the Board may otherwise determine to submit other such amendments or alterations to stockholders for approval; provided, however, that without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previous Option; and provided, however, that the Plan may not be amended more than once every six months other than to bring it into compliance with changes in the Code, the Exchange Act, or other relevant laws, regulations, or requirements.

9.   GENERAL PROVISIONS

(a) AGREEMENTS. Stock and Stock Options granted under the Plan will be evidenced by agreements or other documents executed by the Company and the Participant incorporating the terms and conditions set forth in the Plan, together with such other terms and conditions not inconsistent with the Plan as the Board of Directors may from time to time approve.

(b) COMPLIANCE WITH LAWS AND OBLIGATIONS. The Company will not be obligated to issue or deliver shares of Stock in payment of any Nonemployee Directors' Compensation in Stock or upon the exercise of any Stock Option in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(c) COMPLIANCE WITH RULE 16B-3. It is the intent of the Company that this Plan and all transactions under this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act. Accordingly, if any provision of this Plan, any agreement hereunder, or any transaction pursuant to an Option under the Plan does not comply with the requirements of Rule 16b-3 as then applicable to a Participant, or would preclude a Nonemployee Director of the Company from being deemed a "disinterested person" within the meaning of Rule 16b-3, such provisions will be construed or deemed amended to the extent necessary to conform to the applicable requirements with respect to such Participant and ensure the Nonemployee Director's status as a "disinterested person" is unaffected. In addition, the Board of Directors will have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan under
     Section 8 and the Board of Directors will have no authority to make any adjustment under Section 8, amend any agreement hereunder, or take any other action if and to the extent such authority would cause a transaction under the Plan by a Participant not to be exempt, or would preclude a Nonemployee Director from being deemed a "disinterested person", under Rule 16b-3.

(d) NO RIGHT TO CONTINUE AS A DIRECTOR. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a Nonemployee Director of the Company.

(e) NO STOCKHOLDER RIGHTS CONFERRED. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such Participant (or person).

(f) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board of Directors nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for Nonemployee Directors as it may deem desirable.

(g) GOVERNING LAW. To the extent not preempted by Federal law the Plan and any agreement pursuant to the Plan shall be construed in accordance with and governed by the internal laws of the State of Delaware.

(h) SEVERABILITY. In the event any provision of the Plan or any action taken pursuant to the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, and the illegal or invalid action shall be deemed null and void.

10. EFFECTIVE DATE. The Plan will be effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders.

(a) STOCKHOLDER APPROVAL. Stockholder approval of the Plan must be obtained not later than the final adjournment of the first annual meeting of stockholders of the Company held after the date the Board of Directors has adopted the Plan.

(b) DELAYED EFFECTIVENESS OF ELECTIONS IN ORDER TO COMPLY WITH RULE 16B-3. Other provisions of the Section 7 notwithstanding, if any payment of Compensation in the form of Stock would occur less than six months after the Participant filed the irrevocable election which would result in such payment and at a time when the Company's employee benefits plans are being operated in conformity with Rule 16b-3 under the Exchange Act as in effect on and after May 1, 1991, such Compensation shall be paid in cash.

11. PLAN TERMINATION. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no shares of Stock remain available for issuance under the Plan and the Company and Participants have no further rights or obligations under the Plan. However, in no event may an Option be granted under the Plan on or after the tenth anniversary of the effective date of the Plan, but Options granted prior to such tenth anniversary may extend beyond that date.

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Chart House Enterprises, Inc. at a meeting duly held on February 12, 1996 and approved by the stockholders of Chart House Enterprises, Inc. at a meeting held on May 7, 1996.


     Executed on this 7th day of May, 1996.


     /s/ WILLIAM R. KUNTZ, JR.
     _________________________________________
     Secretary